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                                                                   EXHIBIT 10.19

                              McKESSON HBOC, INC.
                           LONG-TERM INCENTIVE PLAN
                     (As Amended through January 27, 1999)

          1.   Name and Purpose. The name of this plan is the McKesson HBOC,
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Inc. Long-Term Incentive Plan (the "Plan")(formerly known as the McKesson
Corporation Long Term Incentive Plan). Its purpose is to advance and promote the interests of the stockholders of McKesson HBOC, Inc., a Delaware Corporation (the "Company") by attracting and retaining employees who strive for excellence, and to motivate those employees to set and achieve above-average financial objectives by providing competitive compensation for those who contribute most to the operating progress and earning power of the Company, its subsidiaries and affiliates.

          2.   Administration of the Plan. The Plan shall be administered by a
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committee (the "Committee") consisting of not less than two directors of the
Company to be appointed by the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue code of 1986, as amended. No member of the Committee shall be eligible to receive benefits under the Plan. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all participants and other interested parties.

          3.   Eligibility. Participation in the Plan shall be limited to those
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full-time, salaried key officers and other employees of the Company, its subsidiaries and affiliates who are selected from time to time by the Committee. Participants in the Plan are also eligible to participate in any incentive plan of the Company.

          4.   Calculation of Awards. The Plan is designed to reward
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participants with benefits which reflect the financial performance of the
Company over performance periods of a duration designated by the Committee at the beginning of such period. The Committee may (but is not required to) designate for each incentive period the measures of financial performance and the performance objectives (including, but not limited to, earnings per share, total shareholder return or return on capital employed) applicable to awards made with respect to such periods. The foregoing notwithstanding, the maximum amount potentially payable to an individual for a performance period shall not exceed 125% of the participant's rate of basic compensation at the beginning of the performance period, multiplied by the number of years in the performance period. For the purpose of calculating the maximum amount for performance periods beginning after 1997, the 125% factor shall be increased by adjusting it by the compound rate of total shareholder return for the Company, as determined by the Committee, for the period elapsed since the beginning of the last performance period.
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          5.   Payment of Awards. All awards to participants pursuant to the
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Plan shall be paid in cash, provided, however, that, at the participant's election, receipt of all or part of an award may be deferred under the terms of the Company's Deferred Compensation Administration Plan II in the manner prescribed by regulations established by the Committee.

          A Participant shall have no right to receive payment of any award under the Plan unless he or she has satisfied regulations prescribed by the Committee at the time of making the award and the Committee has determined that the performance objectives applicable to such award, if any, have been achieved.

          Any other provision of the Plan to the contrary notwithstanding, if the Committee determines that a Participant has engaged in any of the actions described in (c) below, the consequences set forth in (a) and (b) below shall result:

          (a) Any outstanding award granted on or after October 27, 1993, shall be forfeited immediately and automatically and shall not be payable to the participant under any circumstances.

          (b) If the participant received payment of an award granted on or after October 27, 1993, within six months prior to the date that the Company discovered that the participant engaged in any action described in (c) below, the participant, upon written notice from the Company, shall immediately repay to the Company in cash the amount of such award (including any amounts withheld pursuant to Paragraph 7).

          (c) The consequences described in (a) and (b) shall apply if the participant, either before or after termination of employment with the Company or one of its subsidiaries or affiliates:

               (i) Discloses to others, or takes or uses for his own purpose or the purpose of others, any trade secrets, confidential information, knowledge, data or know-how belonging to the Company or any of its subsidiaries or affiliates and obtained by the participant during the term of his employment, whether or not they are the participant's work product. Examples of such confidential information or trade secrets include (but are not limited to) customer lists, supplier lists, pricing and cost data, computer programs, delivery routes, advertising plans, wage and salary data, financial information, research and development plans, processes, equipment, product information and all other types and categories of information as to which the participant knows or has reason to know that the Company or its subsidiaries or affiliates intends or expects secrecy to be maintained;

               (ii) Fails to promptly return all documents and other tangible items belonging to the Company or any of its subsidiaries or affiliates in the participant's possession or control, including all complete or partial copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents or iformation contained therein, upon termination of employment, whether pursuant to retirement or otherwise;

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               (iii)  Fails to provide the Company with at least thirty (30)
days' written notice prior to directly or indirectly engaging in, becoming employed by, or rendering services, advice or assistance to any business in competition with the Company or any of its subsidiaries or affiliates. As used herein, "business in competition" means any person, organization or enterprise which is engaged in or is about to become engaged in any line of business engaged in by the Company or any of its subsidiaries or affiliates at the time of the termination of the participant's employment with the Company or any of its subsidiaries or affiliates;

               (iv) Fails to inform any new employer, before accepting employment, of the terms of this paragraph 5 and of the participant's continuing obligation to maintain the confidentiality of the trade secrets and other confidential information belonging to the Company or any of its subsidiaries or affiliates and obtained by the participant during the term of his employment with the Company or any of its subsidiaries or affiliates;

               (v) Induces or attempts to induce, directly or indirectly, any of the customers of the Company or its subsidiaries or affiliates, employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or any of its subsidiaries or affiliates, or to breach any contract with the Company or any of its subsidiaries or affiliates, in order to work with or for, or enter into a contract with, the participant or any third party; or

               (vi) Engages in conduct which is not in good faith and which disrupts, damages, impairs or interferes with the business, reputation or employees of the Company or any of its subsidiaries or affiliates.

          The Committee shall determine in its sole discretion whether the participant has engaged in any of the acts set forth in (i) through (vi) above, and its determination shall be conclusive and binding on all interested persons.

          Any provision of this paragraph 5 which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this paragraph 5.

          6.   Transferability. Awards made pursuant to the Plan are not
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transferable or assignable by the participant other than by will or the laws of descent and distribution, and payment thereunder during the participant's lifetime shall be made only to the participant or to the guardian or legal representative of the participant. Payments which are due to a deceased participant pursuant to the Plan shall be paid to the person or persons to whom such right to payment shall have been transferred by will or the laws of descent and distribution.

          7.   Withholding Taxes. Whenever the payment of an award is made, such
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payment shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements and authorized deductions.

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          8.   Funding. No provision of the Plan, or regulations adopted
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hereunder, shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or segregate or place any assets in a trust or other entity to which contributions are made.

          9.   Amendment. The Plan may be amended or revised by the Board of
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Directors of the Company.

          10.  Termination. The Plan may be terminated at any time by resolution
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of the Board of Directors of the Company by the affirmative vote of a majority of the directors in office; provided, however, that such termination shall not affect any incentive award which shall have been granted prior to such termination.

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